Exhibit 99.1

Microbot Medical Announces Final Data From Its Recent Animal Study

Data supports next regulatory steps for the LIBERTY Robotic System

HINGHAM, Mass., May 5, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first single-use endovascular robotic system, has received the histopathology report from the European-based MedTech research laboratory that performed the animal study for the LIBERTY Robotic System in October 2022.

During the animal study, the physicians conducted 63 navigations to the targeted sites using the investigational LIBERTY Robotic System and performed an equal number of procedures manually. The LIBERTY Robotic System received overwhelmingly positive feedback from participating physicians, and there were no observable immediate intraoperative adverse events, or harm, to the test subjects.

The new data from the report, which included histopathology data (the microscopic examination of tissue to study the manifestations of disease), exhibited equivocal results which were identified as related to unusual physiological animal responses in both manual and robotic test groups.

The Company believes the results of the study allow it to move forward and focus on the next phases to ultimately include a U.S.-based pivotal pre-clinical study.

The Company, together with its regulatory experts and consultants, believe a larger sample size and robust data generated by this study will advance the company’s efforts towards the submission of Investigational Device Exemption (IDE) with U.S. Food and Drug Administration (FDA).

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Public Relations Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.